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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                    SUBSIDIARIES OF TELEMUNDO HOLDINGS, INC.

Estrella Communications, Inc.
Estrella License Corporation
New Jersey Television Broadcasting Corporation
SACC Acquisition Corporation
SAT Corporation
Spanish American Communications Corp.
Telemundo Group, Inc.
Telemundo Hispanic Scholarship Fund
Telemundo Network, Inc.
Telemundo News Network, Inc.
Telemundo of Chicago, Inc.
Telemundo of Colorado Springs, Inc.
Telemundo of Dallas Holdings, LLC
Telemundo of Dallas License Corporation
Telemundo of Dallas Partners, LLC
Telemundo of Dallas, LP
Telemundo of Florida, Inc.
Telemundo of Florida License Corporation
Telemundo of Galveston-Houston, Inc.
Telemundo of Galveston-Houston License Corporation
Telemundo of Galveston-Houston Partners, LLC
Telemundo of Galveston-Houston, L.P.
Telemundo of Key West License Corporation
Telemundo of Key West, Inc.
Telemundo of Los Angeles, Inc.
Telemundo of Los Angeles License Corp.
Telemundo of Mexico, Inc.
Telemundo of Northern California, Inc.
Telemundo of Northern California License Corporation
Telemundo of Puerto Rico, Inc.
Telemundo of Puerto Rico License Corporation
Telemundo of San Antonio, Inc.
Telemundo of San Antonio License Corporation
Telemundo of San Antonio, L.P.
Telemundo of San Antonio Partners, LLC
Telemundo of Steamboat Springs Colorado, Inc.
Telemundo of Steamboat Springs Colorado License Corporation
Telenoticias del Mundo, Inc.
Telenoticias del Mundo, L.P.
Tu Mundo Music, Inc.
Video 44
Video 44 Acquisition Corporation, Inc.
WNJU-TV Broadcasting Corporation
WNJU License Corporation